EXHIBIT 99.4

Fourth Quarter 2008

Earnings Conference Call

January 29, 2009

2

Fourth Quarter 2008 Earnings – Highlights

Core Results - $957 Million vs. $1.5 Billion in 4Q07

Core EPS $1.18 (diluted) vs. $1.76 in 4Q07.

Net Income - $443 Million vs. $1.5 Billion in 4Q07

EPS $0.55 (diluted) vs. $1.74 in 4Q07.

Net Income includes after-tax non-core charges as follows:

$390 mm impairment of undeveloped acreage in Argentina and
Yemen;

$27 mm impairment of producing oil and gas properties;

$37 mm for rig contract terminations, and;

$55 mm for chemical plant closure and impairments.

3

Fourth Quarter 2008 Earnings - Oil & Gas
Segment Variance Analysis - 4Q08 vs. 4Q07

Core Results for 4Q08 of $996 Million

($ in millions)

$2,461

4Q07

$1,415

Sales Price

$61

Sales

Volume/Mix

$34

Exploration

Expense

$77

*All Others

$996

4Q08

*All Others include: DD&A rate increase and higher operating expenses.

4

Fourth Quarter 2008 Earnings –
Oil & Gas Segment

4Q08

4Q07

Reported Segment Earnings ($ mm)

$339

$2,461

WTI Oil Price ($/bbl)

$58.73

$90.68

NYMEX Gas Price ($/mcf)

$6.97

$7.06

Oxy’s Realized Prices

Worldwide Oil ($/bbl)

$53.52

$80.30

US Natural Gas ($/mcf)

$4.67

$6.77

5

Fourth Quarter 2008 Earnings –
Oil & Gas Segment

4Q08

4Q07

Oil and Gas Sales Volumes (mboe/d)

620

590

+ 5.1% year-over-year

Year-over-year sales volume increase includes:

Dolphin project (+22 mboe/d);

Domestic operations (+14 mboe/d);

Oman (+6 mboe/d);

Libya, due to the new contract terms (-12 mboe/day).

Sales volumes were +32 mboe/d vs. 3Q08.

Exploration expense, excl. non-core items was $134 mm in 4Q08.

4Q08 non-core items include:

Impairments of undeveloped acreage in Argentina and Yemen;

Impairment of producing oil and gas properties, and;

Rig contract terminations.

6

Fourth Quarter 2008 Earnings – Chemical
Segment Variance Analysis - 4Q08 vs. 4Q07

Core Results for 4Q08 of $217 Million

Excludes $90 mm pre-tax loss related to plant closure and impairments;

Improved results attributable primarily to higher caustic soda margins.

($ in millions)

$94

4Q07

$156

Sales Price

$86

Sales

Volume/Mix

$65

Operations/

Manufacturing*

$12

All Others

$217

4Q08

*Lower feedstock costs.

7

Fourth Quarter 2008 Earnings – Midstream
Segment Variance Analysis - 4Q08 vs. 4Q07

Core Results for 4Q08 of $170 Million

Improvement due to higher crude oil marketing margins, higher Dolphin pipeline income, partly offset by lower NGL/gas processing margins.

($ in millions)

$138

4Q07

$65

Marketing*

$21

Pipeline

$43

Gas Processing

$11

All Others

$170

4Q08

*Includes positive mark to market adjustments in crude oil marketing.

8

Fourth Quarter 2008 Earnings –
Full Year 2008 Results

Core Results FY2008 - $7.3 Billion vs. $4.4 Billion in FY2007

Core EPS $8.95 (diluted) vs. $5.25 in FY2007

Net Income FY2008 - $6.9 Billion vs. $5.4 Billion in FY2007

EPS $8.35 (diluted) vs. $6.44 in FY2007

2008 Net Income includes after-tax charges of $491 mm.

2007 Net Income includes an after-tax benefit of $1 Billion.

2008 Disclosure Reclassification:

We have broken out oil and gas production taxes and ad valorem taxes into a separate line item called “taxes – other than on income”.

This highlights their sensitivity to product price variations;

These taxes were $2.62/boe in 2008 compared to $1.97/boe in 2007.

Oil and gas cash production costs (excl. the taxes above) were $12.13/boe for 2008 versus $10.37/boe in 2007.

Increase is due to higher maintenance, workovers and field operating costs.

9

Fourth Quarter 2008 Earnings –
2008 Oil & Gas Reserves

We currently estimate that we replaced approximately 200%
of our oil and gas production in 2008.

This excludes the effect of price changes from 2007 to 2008.

Including the effect of price changes, we estimate that we
replaced around 150% of our 2008 production.

Slightly over half of the reserve additions, excluding effect of price changes, came from internal sources resulting in over
100% reserve replacement.

Major reserve increases were in:

the California properties;

the Permian and the Rockies, and;

Oman.

In aggregate, these areas constituted more than half of such reserve adds.

10

Fourth Quarter 2008 Earnings – Capital Spending

Last year’s capital program was about $4.7 billion, and we
spent another $4.7 billion for acquisitions.

As a result, we have accumulated a sizeable inventory of projects which can be delayed until the industry cost structure is in line with product prices.

We believe that the service company cost structure is more
reflective of an $80 oil environment rather than a $40 one.

An illustration of our ability to defer drilling is that we have 5 mm net acres in the US;

70% of this acreage is held by production;

about 10% consists of long-term leases, with many years on average to run, and;

the remainder in mineral acres held in perpetuity.

This year’s capital program of $3.5 billion will focus on
ensuring that our returns remain well above our cost of capital given current oil and gas prices and contractor costs.

About 80% of the capital will be in Oil and Gas and the
remainder in Midstream and Chemical.

11

Fourth Quarter 2008 Earnings – Capital Spending

Gas drilling with less than $5 per mcf gas is unattractive.

We will continue to fully fund much of our Middle East
operations, successful exploration programs in California,
Utah, and exploration in Argentina.

Formerly "quick payout" wells in the Permian and California
will be deferred until they become "quick payout" again.

We will continue to fund our Midstream and CO2 programs.

Expect our capital run rate in 1Q09 to be greater than the $3.5 billion level and will decline all year unless economic
conditions improve.

The effect of this program on our production should be modest in 2009, around
10 mboe/d, with a probable production range of 620 to 660 mboe/d and, with about 630 to 650 mboe/d in 1Q09.

Year-over-year, Argentina and Oman will show the most growth.

12

Fourth Quarter 2008 Earnings – Capital Spending

We are also focusing on internal costs.

Some reductions in overhead will be made this year which should improve our overhead levels by at least $1/boe.

We are renegotiating our supplier contracts to further reduce costs and are laying down rigs, including paying cancellation costs when that makes sense.

We expect these efforts to result in a reduction in the cost of executing our capital programs, as well as, a reduction of our operating expenses.

Oxy’s focus has been and will continue to be delivering
returns well in excess of our cost of capital.

When costs and prices are inline, our capital program will be boosted and the project inventory worked down faster.

13

Fourth Quarter 2008 Earnings –
Full Year 2008 Cash Flow

($ in millions)

$12,700

Cash

Flow From

Operations

$10,700

Beginning

Cash

$2,000

Available

Cash

$4,700

Capex

$4,700

Acquisitions

$950

Debt

$940

Dividends

$1,500

Share

Repurchase

$10

Other

$1,800

Ending Cash

Balance

12/31/08

14

Fourth Quarter 2008 Earnings –
Shares Outstanding, Debt and Returns

Shares Outstanding (mm)

2008

12/31/08

Weighted Average Basic

817.6

Weighted Average Diluted

820.8

Basic Shares Outstanding

810.4

Diluted Shares Outstanding

813.5

2008

2007

Debt/Capital

9%

7%

ROE

27%

26%

ROCE*

25%

24%

*See the investor relations supplemental schedules for the reconciliation of non-GAAP items.

15

Fourth Quarter 2008 Earnings - Outlook

We expect 1Q09 exploration expense to be about $60 mm.

We expect 1Q09 Chemical earnings to be $100 mm.

High caustic soda margins are expected to continue through the period, offset by continued weakness in the construction and housing markets impacting domestic demand.

Despite the difficult economic conditions, exports are anticipated to show modest improvement over abysmal demand of 4Q08.

We expect our combined worldwide tax rate to be about 46%
in 1Q09, compared to 40% for full-year 2008.

Increase is caused by higher expected foreign-sourced income expected in
2009 as a percentage of total income.

We expect our Oil & Gas DD&A expense for 2009 to be
approximately $11.50/boe.  Depreciation for the other two
segments should be approximately $400 mm.

We expect to have severance and similar charges in 1Q09.

Occidental Petroleum Corporation

Return on Capital Employed (% )

($ Millions)

Reconciliation to Generally Accepted Accounting Principles (GAAP)	2007	2008
GAAP measure - earnings applicable to common shareholders	5,400	6,857
Interest expense	199	26
Tax effect of interest expense	(70)	(9)
Earnings before tax-effected interest expense	5,529	6,874

GAAP stockholders' equity	22,823	27,300

DEBT
GAAP debt
Debt, including current maturities	1,788	2,747
Non-GAAP debt
Capital lease obligation	25	25
Subsidiary preferred stock	-	-
Total debt	1,813	2,772

Total capital employed	24,636	30,072

Return on Capital Employed (%)	23.6	25.1